UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2017
(Date of earliest event reported)

Wabash National Corporation

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905	765-771-5310
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 27, 2017, Wabash National Corporation (“Wabash National”) announced its successful completion of the acquisition of Supreme Industries, Inc. (“Supreme”) following a completion of the offering period for the cash tender offer by Wabash National’s direct wholly-owned subsidiary, Redhawk Acquisition Corporation (“Purchaser”), for all outstanding shares of (i) Class A common stock, par value $0.10 per share (the “Class A Shares”), and (ii) Class B common stock, par value $0.10 per share (the “Class B Shares” and, collectively with the Class A Shares, the “Shares”), of Supreme. The depositary for the tender offer has advised Wabash National that at the completion of the offering period at 12:01 a.m., New York City time, on September 27, 2017, stockholders of Supreme had validly tendered 14,074,879 Class A Shares and 1,656,466 Class B Shares (including Shares tendered through notices of guaranteed delivery), representing an aggregate of approximately 91.67% of Supreme’s outstanding Shares as of such time (or approximately 90.88% of outstanding Shares excluding notices of guaranteed delivery). The Shares tendered in the offer were sufficient under the Delaware General Corporation Law for Purchaser to merge with and into Supreme after the completion of the tender offer and for Supreme to become a wholly owned subsidiary of Wabash National without a vote of Supreme’s stockholders. Shares validly tendered and not properly withdrawn during the offering period have been accepted for payment and will be paid promptly. As a result of the merger that followed the tender offer, each Share not tendered and accepted for payment in the offer, other than those Shares with respect to which the holders properly exercise appraisal rights and Shares held by Wabash National or a subsidiary of Wabash National, has been converted into the right to receive $21.00 net to the seller in cash, without interest thereon and subject to applicable withholding taxes. Upon completion of the acquisition, Supreme became a direct wholly owned subsidiary of Wabash National and Supreme’s Shares will cease to be traded on the NYSE American stock exchange.

Item 8.01	Other Events

On September 27, 2017, Wabash National issued a press release announcing the completion of the offering period described in Item 2.01 above. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements for the business acquired required by this Item, with respect to the acquisition described in Item 2.01 above, will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 above, will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of August 8, 2017, by and among Wabash National, Purchaser and Supreme (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Wabash National with the SEC on August 9, 2017 (File No. 001-10883)).

99.1	Press Release, dated September 27, 2017 (incorporated by reference to Exhibit (a)(5)(G) to Wabash National Corporation’s Amendment to Schedule TO filed with the SEC on September 27, 2017).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: September 27, 2017	By:	/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer

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